                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

         Dated: February 14, 2003

                           WAM Acquisition GP, Inc.
                               for itself and as general partner of
                               LIBERTY WANGER ASSET MANAGEMENT, L.P.

                           By:  /s/ Bruce H. Lauer
                                -----------------------------------------------
                                    Bruce H. Lauer
                                    Senior Vice President and Secretary

                           LIBERTY ACORN TRUST

                           By:  /s/ Bruce H. Lauer
                                -----------------------------------------------
                                    Bruce H. Lauer
                                    Vice President, Treasurer and
                                    Secretary


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